FORM OF EQUITY COMMITMENT LETTER

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Merge Healthcare Incorporated
6737 West Washington St., Suite 2250
Milwaukee, WI 53214
Phone: (414) 977-4200
Facsimile No.: (414) 977-4202
Attention:  Justin C. Dearborn

Re:           Equity Commitment

Ladies and Gentlemen:

I (“Buyer”) intend to purchase, directly or through one of my controlled affiliates, equity securities of Merge Healthcare Incorporated, a Delaware corporation (“Parent”), in connection with the acquisition (the “Acquisition”) by Parent of AMICAS, Inc., a Delaware corporation (the “Company”), by merger of a wholly-owned subsidiary of Merge (“Merger Sub”) with and into the Company, pursuant to that certain Agreement and Plan of Merger to be entered into by and among Parent, Merger Sub and the Company (the “Merger Agreement”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement as currently drafted by Parent.

This is to advise you that, upon the terms and subject to the conditions set forth below, Buyer hereby commits to purchase or cause to be purchased equity securities of Parent on or prior to the consummation of the Offer (the “Equity Commitment”) for $[---------------] in cash (the “Purchase Price”).  Buyer may allocate a portion of its investment to co-investors, including its affiliates and partners, provided that such allocation shall not relieve Buyer of its obligations hereunder.  The key terms of the equity securities to be purchased pursuant to the Equity Commitment are set forth on Exhibit A hereto.

Upon the execution of this letter, Buyer agrees to deposit in cash the Purchase Price (the “Deposit”).  The Deposit shall be made by wire transfer to a bank account of Parent (“Deposit Date”) pursuant to the wire transfer instructions set forth on Exhibit B hereto.  As soon as practicable, Parent shall set up an escrow account to hold all of the funds deposited by the investors of the equity securities (the “Escrow”).  Upon the formation of the Escrow account, Parent shall transfer the Deposit to the Escrow.  The funds held in the Escrow may be withdrawn only (a) to complete the Equity Commitment or (b) if the Equity Commitment is terminated in accordance with the terms of this letter, to be returned to Buyer.

In exchange for the Equity Commitment and the Escrow, Buyer shall receive a fee equal to two percent (2%) of the Purchase Price, such fee to be paid upon the completion of the Merger or the termination of the Equity Commitment in accordance with the terms of this letter.  In addition, in the event that the commitment set forth herein shall expire prior to the issuance of any equity securities in accordance with the terms of this letter, then Buyer shall receive interest on the Deposit, which shall accrue daily at a 6% annual rate.

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Buyer’s obligation under this letter is subject only to: (1) the terms of this letter and (2) the satisfaction or waiver of the conditions to Parent’s and Merger Sub’s obligation to close the Offer and the Merger that are set forth in the definitive Merger Agreement.

The commitment set forth herein shall expire (a) upon the valid termination of the definitive Merger Agreement in accordance with its terms, or (b) on April 18, 2010 if and only if a definitive Merger Agreement is not entered into by that date.   Nothing set forth in this letter shall be construed to confer upon or give to any person other than Parent any rights or remedies under or by reason of this commitment or to confer upon or give to any person any rights or remedies against any person other than the undersigned under or by reason of this commitment; provided, however, that the Company (but for the avoidance of doubt, not its shareholders directly) shall be an express third party beneficiary of this letter and this letter shall inure to the benefit of the Company (it being understood that the Company (but for the avoidance of doubt, not its shareholders directly) shall have the right to enforce Buyer’s obligations hereunder directly against Buyer). Buyer hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all defenses to the enforceability of the Company’s status and rights as a third party beneficiary hereunder; provided, however, that such waiver shall not in any manner limit, impair or otherwise affect Buyer’s defenses to the enforceability of its commitments and obligations hereunder. Neither the rights nor the obligations of the Company, Buyer or Parent under this letter agreement may be assigned, in whole or in part, directly or indirectly, by operation of law or otherwise, without the prior written consent of the Company, Buyer and Parent. Notwithstanding the foregoing, the obligations of Buyer under this letter agreement may be assigned by Buyer to one or more of its affiliates and/or partners that agree to assume Buyer’s obligations hereunder, provided that Buyer shall remain obligated to perform all of its obligations hereunder.

Buyer hereby represents and warrants to Parent, for the benefit of Parent and the Company, that (a) it has all requisite power and authority to execute, deliver and perform this letter; (b) the execution, delivery and performance of this letter by Buyer has been duly and validly authorized and approved by all necessary action, and no other proceedings or actions on the part of Buyer are necessary therefor; (c) this letter has been duly and validly executed and delivered by Buyer and constitutes a valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with its terms; (d) the execution, delivery and performance by Buyer of this letter does not and will not (i) violate the organizational documents of Buyer, (ii) violate any applicable law or judgment, order or decree of any governmental authority or (iii) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of any benefit under, any contract to which Buyer is a party; and (e) Buyer has the financial capacity to pay and perform its obligations under this letter.

This letter, and all claims and causes of action arising out of, based upon, or related to this letter or the negotiation, execution or performance hereof, shall be governed by, and construed, interpreted and enforced in accordance with, the Laws of the State of Delaware, without regard to choice or conflict of law principles that would result in the application of any Laws other than the Laws of the State of Delaware. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware and to the jurisdiction of the United States District Court for the District of Delaware for the purpose of any action arising out of or relating to this letter, and each of the parties hereto irrevocably agrees that all claims in respect to such action may be heard and determined exclusively in the Court of Chancery of the State of Delaware or any federal court sitting in the State of Delaware.  Each of the parties hereto agrees that a final judgment in any action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Each of the parties hereto irrevocably consents to the service of any summons and complaint and any other process in any other action relating to this letter, on behalf of itself or its property, by the personal delivery of copies of such process to such party in accordance with the notice provisions set forth below.  Nothing in this letter shall affect the right of any party hereto to serve legal process in any other manner permitted by law.

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All notices, requests, claims, demands and other communications hereunder shall be given and shall be deemed to have been duly received (a) upon receipt by hand delivery, (b) upon receipt after dispatch by registered or certified mail, postage prepaid, (c) on the next business day if transmitted by national overnight courier with confirmation of delivery, or (d) upon confirmation of delivery if transmitted by facsimile, addressed to each party hereto as set forth below:

If to Buyer, to it at:

with a copy to:
[Insert name/address]

If to either Parent or Merger Sub, to it at:

Merge Healthcare Incorporated
6737 West Washington St., Suite 2250
Milwaukee, WI 53214
Phone: (414) 977-4200
Facsimile No.: (414) 977-4202
Attention:  Justin C. Dearborn

If to the Company, to it at:

AMICAS, Inc.20 Guest Street, Suite 400
Boston, MA 02135
Facsimile No.: (617) 779-7879
Attn:           President and Chief Executive Officer and Chief Financial Officer

with a copy to:

Mintz Levin Cohn Ferris Glovsky and Popeo, P.C.
One Financial Center
Boston, MA 02111
Facsimile: (617) 542-2241
Attention:  John R. Pomerance, Esq.

EACH OF BUYER AND PARENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS LETTER, THE MERGER AGREEMENT, OR THE ACTIONS OF BUYER OR MERGE IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF OR THEREOF.

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If this letter is agreeable to you, please so indicate by signing in the space indicated below.

Very truly yours,

John A. Canning

Accepted and Agreed by:

MERGE HEALTHCARE INCORPORATED

By: ______________________________________
Name:
Its:

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EXHIBIT A

Term	Proposal
Gross Capital Raised	Up to $50 Million
Total Fees and Expenses	2% commitment fee paid to each investor

Preferred Stock Per Share Purchase Price	$1.00

Preferred Share Redemption	Redeemable by Issuer at any time (subject to minimum dividend guarantee)
Investor Preferred Shares Redemption Rights	Change of Control
Preferred Share Dividend	Only declared upon redemption; to accrue at 15% per annum
Minimum Dividend Guarantee on Redemption	2 years
Common Stock Included	9,000,000 shares (to be allocated among investors based upon their investment in relation to the gross capital raised)
Common Stock Restriction	1 year lockup upon issuance of common shares (unless Change of Control)

Other	Right of Co-Sale (Tag-Along)
Preferred Stock is non-voting

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EXHIBIT B WIRE TRANSFER INSTRUCTIONS